                                                                   Exhibit 99.6

Prospectus Supplement

                         CHESTERFIELD FINANCIAL CORP.

         CHESTERFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHICAGO
                              PROFIT SHARING PLAN

     Chesterfield Financial Corp. is providing this prospectus supplement to participants in the Chesterfield Federal Savings and Loan Association of Chicago Profit Sharing Plan. As a participant in the Profit Sharing Plan, you may direct the trustee of the Profit Sharing Plan to purchase common stock of Chesterfield Financial Corp. in its common stock offering, in connection with the mutual-to-stock conversion of Chesterfield Federal Savings and Loan Association of Chicago, with amounts allocated to your account under the Profit Sharing Plan. If you cannot acquire all the common stock you want in the conversion and common stock offering, the trustee of the Profit Sharing Plan will transfer any amounts you designated towards the purchase of common stock that was not applied to the purchase of common stock in the stock offering, plus earnings on such amounts, to the Merrill Lynch Retirement Preservation Trust, the money market fund option under the Plan. Any amounts which are transferred to the Merrill Lynch Retirement Preservation Trust can, at your election, remain in such fund or be reinvested in accordance with your investment instructions.

     The prospectus of Chesterfield Financial Corp. dated March __, 2001, attached to this prospectus supplement, includes detailed information with respect to the offering and the financial condition, results of operations and business of Chesterfield Federal Savings and Loan Association of Chicago. You should read this prospectus supplement, which provides information with respect to the Profit Sharing Plan, together with the prospectus.

                              ____________________

     For a discussion of risks that you should consider, see"Risk Factors" beginning on page __ of the prospectus.

     The interests in the Profit Sharing Plan and the offering of the common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency.
Any representation to the contrary is a criminal offense.

     The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     The Profit Sharing Plan's investment in common stock is subject to loss.

     The date of this prospectus supplement is _____________ ____, 2001.

                               TABLE OF CONTENTS

THE OFFERING.........................................................................    1
     Securities Offered..............................................................    1
     Election to Purchase Common Stock in the Offering; Priorities...................    1
     Value of Profit Sharing Plan Assets.............................................    2
     Method of Directing Transfer....................................................    2
     Time for Directing Transfer.....................................................    2
     Irrevocability of Transfer Direction............................................    2
     Direction to Purchase Common Stock After the Offering...........................    3
     Purchase Price of Common Stock..................................................    3
     Nature of a Participant's Interest in the Common Stock..........................    3
     Voting Rights of Common Stock...................................................    3

DESCRIPTION OF THE PROFIT SHARING PLAN...............................................    4
     Introduction....................................................................    4
     Eligibility and Participation...................................................    4
     Contributions Under the Profit Sharing Plan.....................................    5
     Limitations on Profit Sharing Plan Contributions................................    5
     Benefits Under the Profit Sharing Plan..........................................    5
     Investment of Contributions and Account Balances................................    6
     Withdrawals and Distributions from the Profit Sharing Plan......................   13
     Trustee.........................................................................   14
     Plan Administrator..............................................................   14
     Reports to Profit Sharing Plan Participants.....................................   15
     Amendment and Termination.......................................................   15
     Merger, Consolidation or Transfer...............................................   15
     Federal Income Tax Consequences.................................................   16
     Additional Employee Retirement Income and Security Act Considerations...........   20
     Securities and Exchange Commission Reporting and Short-Swing Profit Liability...   21
     Financial Information Regarding Profit Sharing Plan Assets......................   22

THE OFFERING

Securities Offered

     Chesterfield Financial Corp. is offering participation interests in the Chesterfield Federal Savings and Loan Association of Chicago Profit Sharing Plan (the"Profit Sharing Plan"). The participation interests represent indirect ownership of Chesterfield Financial Corp.'s common stock through the Profit Sharing Plan. The Profit Sharing Plan may acquire up to 450,000 shares of Chesterfield Financial Corp. common stock in the offering. Only employees of Chesterfield Federal Savings and Loan Association of Chicago and participating affiliates (including Chesterfield Insurance Services, LLC) may become participants in the Profit Sharing Plan. The common stock of Chesterfield Financial Corp. to be issued hereby is conditioned on the consummation of the conversion. Your investment in the common stock of Chesterfield Financial Corp. through the Profit Sharing Plan in the offering is subject to the priorities listed below. Information with regard to the Profit Sharing Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Chesterfield Federal Savings and Loan Association of Chicago is contained in the attached prospectus. The address of the principal executive office of Chesterfield Federal Savings and Loan Association of Chicago is 10801 South Western Avenue, Chicago, Illinois 60643-3298. Chesterfield Federal Savings and Loan Association of Chicago's telephone number is (773) 239-6000.

Election to Purchase Common Stock in the Offering; Priorities

     In connection with the conversion and stock offering, you may elect to transfer all or part of your account balances in the Profit Sharing Plan to the Chesterfield Financial Stock Fund, to be used to purchase common stock issued in the offering. The trustee of the Chesterfield Financial Stock Fund will purchase common stock in accordance with your directions. In the event the offering is oversubscribed, i.e. there are more orders for common stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock, plus earnings on such amount, will be transferred to the Merrill Lynch Retirement Preservation Trust, the money market fund option under the Plan. Any amounts which are transferred to the money market fund option under the Plan can, at your election, remain in such fund or be reinvested in accordance with your investment instructions. If you fail to direct the investment of your account balances towards the purchase of any shares in connection with the conversion and common stock offering, your account balances will remain in the investment funds of the Profit Sharing Plan as previously directed by you.

     The shares of common stock are being offered for sale on a priority basis to the following persons:

     (1) Chesterfield Federal Savings and Loan Association of Chicago's depositors with $50 or more on deposit as of June 30, 1999;

     (2) Chesterfield Federal Savings and Loan Association of Chicago's tax-qualified plans;

     (3) Chesterfield Federal Savings and Loan Association of Chicago's depositors with $50 or more on deposit as of December 31, 2000;

     (4) Chesterfield Federal Savings and Loan Association of Chicago's depositors and borrowers as of March 9, 2001.

     To the extent you fall into one of these categories, you may use funds in your plan account to subscribe or pay for the common stock being acquired. Common stock so purchased will be placed in the Chesterfield Financial Stock Fund and allocated to your Profit Sharing Plan account.

Value of Profit Sharing Plan Assets

     As of December 31, 2000, the market value of the assets of the Profit Sharing Plan was approximately $4,803,549. The plan administrator informed each participant of the value of his or her account balance under the Profit Sharing Plan as of December 31, 2000.

Method of Directing Transfer

     You will receive a form on which you can elect to transfer all or a portion of your account balance in the Profit Sharing Plan to the Chesterfield Financial Stock Fund for the purchase of stock in the offering. If you wish to use all or part of your account balance in the Profit Sharing Plan to purchase common stock issued in the conversion and common stock offering, you should indicate that decision on the investment allocation form.

Time for Directing Transfer

     If you wish to purchase common stock with your profit sharing account balances, you must return your election form to Karen Wirth, a member of the Pension Plan Committee, Chesterfield Federal Savings and Loan Association of Chicago, 10801 South Western Avenue, Chicago, Illinois 60643-3298, no later than 12:00 noon on ____________ __, 2001.

Irrevocability of Transfer Direction

     You may not revoke your special election to transfer amounts credited to
     ------------------------------------------------------------------------
your account in the Profit Sharing Plan to the Chesterfield Financial  Stock
----------------------------------------------------------------------------
Fund for the purchase of stock in the offering.  You will, however, continue to
----------------------------------------------
have the ability to transfer amounts not directed towards the purchase of stock in the conversion and common stock offering amongst all of the other investment funds on a daily basis.

Direction to Purchase Common Stock After the Offering

     Whether you choose to purchase stock in the conversion and common stock offering, or attempt to purchase stock in the conversion and common stock offering but are unable to do so because the offering is oversubscribed, you will also be able to purchase stock after the offering through your investment
                                    -----
in the Chesterfield Financial Stock Fund. You may direct that a certain percentage of your account balance in the Profit Sharing Plan be transferred to the Chesterfield Financial Stock Fund and invested in common stock, or to the other investment funds available under the Profit Sharing Plan. Following the stock offering, you may change your investment allocation on a daily basis. Special restrictions may apply to transfers directed to and from the Chesterfield Financial Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Chesterfield Financial Corp.

Purchase Price of Common Stock

     The trustee will use the funds transferred to the Chesterfield Financial Stock Fund to purchase common stock in the offering, subject to your ability to purchase shares in accordance with the priorities listed on the first and second pages of this prospectus supplement and, except in the event of an oversubscription, as discussed above. The trustee will pay $10.00 per share, which will be the same price paid by all other persons in the offering.

     After the offering, the trustee will acquire common stock in open market transactions at the prevailing price. The trustee may pay transaction fees associated with the purchase, sale or transfer of the common stock after the offering.

Nature of a Participant's Interest in the Common Stock

     The trustee will hold the common stock, in trust, for the participants who invest in the Chesterfield Financial Stock Fund of the Profit Sharing Plan. Interests in the Chesterfield Financial Stock Fund acquired by the trustee at your direction will be allocated to your account. Therefore, investment decisions of other participants should not affect the earnings allocated to your account.

Voting Rights of Common Stock

     The trustee will generally exercise voting rights attributable to all common stock held by the Chesterfield Financial Stock Fund.



DESCRIPTION OF THE PROFIT SHARING PLAN

Introduction

     Chesterfield Federal Savings and Loan Association of Chicago adopted the Retirement Fund Plan for the Employees of the Chesterfield Federal Savings and Loan Association of Chicago and Subsidiaries ("Retirement Fund"), effective December 1, 1998. The Retirement Fund was a defined contribution money purchase pension plan. In connection with the conversion and stock offering of shares of common stock of Chesterfield Financial Corp., the money purchase plan was restated as a profit sharing plan under the name Chesterfield Federal Savings and Loan Association of Chicago Profit Sharing Plan, effective March 1, 2001. The plan permits participant direction of investment with respect to a participant's account. Restatement of the money purchase plan as a profit sharing plan provides participants the opportunity to invest all or a portion of their account balance in the Chesterfield Financial Stock Fund which will invest in common stock of Chesterfield Financial Corp.

     Chesterfield Federal Savings and Loan Association of Chicago intends that the Profit Sharing Plan, in operation, will comply with the requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Chesterfield Federal Savings and Loan Association of Chicago may amend the Profit Sharing Plan from time to time in the future, as it sees fit or to maintain compliance with federal law. Since the Profit Sharing Plan is governed by the Employee Retirement Income Securities Act, federal law provides you with various rights and protections as a participant in the Profit Sharing Plan. Although the Profit Sharing Plan is subject to many of the provisions of the Employee Retirement Income Security Act, your benefits under the Profit Sharing Plan are not governed by the Pension Benefit Guaranty Corporation.

     Reference to full text of plan. The following statements are summaries of
     ------------------------------
certain provisions of the Profit Sharing Plan. They are not complete and are qualified in their entirety by the full text of the Profit Sharing Plan. You may obtain a copy of the Profit Sharing Plan by filing a request with Chesterfield Federal Savings and Loan Association of Chicago, c/o Chesterfield Federal Savings and Loan Association of Chicago, Attention: Karen Wirth, 10801 So. Western Avenue, Chicago, Illinois 60643-3298. We urge each employee to read carefully the full text of the Profit Sharing Plan.

Eligibility and Participation

     Any employee of Chesterfield Federal Savings and Loan Association of Chicago is eligible to become a participant in the Profit Sharing Plan on the first day of the month following the date the employee meets the eligibility requirements, which are attainment of age 18 and completion of at least one year of service. The plan year for the Profit Sharing Plan is July 1 to June 30.

     As of December 31, 2000, there were 82 participants in the Retirement Fund, the predecessor of the Profit Sharing Plan.

Contributions Under the Profit Sharing Plan

     Employer contributions.  For each calendar quarter, Chesterfield Federal
     ----------------------
Savings and Loan Association of Chicago may make discretionary contributions to the Profit Sharing Plan, not to exceed fifteen percent (15%) of participants' eligible compensation. Employer contributions are allocated to eligible employees based on the ratio of such employees' compensation as of the last day of the plan year to the total of such compensation for all eligible employees.

     Any participant who is credited with at least 1,000 hours of service during a plan year, whether or not the participant was employed on the last day of the plan year, is eligible to receive an employer contribution. In addition, any participant who died, retired, or became disabled during the plan year is eligible to receive an employer contribution, if any.

Limitations on Profit Sharing Plan Contributions

     Limitations on annual additions and benefits.  The contributions and
     --------------------------------------------
forfeitures you receive under the Profit Sharing Plan and employee stock ownership plan, in the aggregate, cannot exceed the lesser of $30,000 or 25% of your compensation, as defined in the Profit Sharing Plan. Commencing July 1, 2001, the $30,000 limit is increased to $35,000 To the extent contributions and forfeitures exceed these limitations, the plan administrator will reallocate discretionary contributions in the same manner as initial allocations of discretionary contributions to these eligible employees to whom the limitations do not apply for the year. The discretionary contributions shall be limited if there are no remaining eligible employees.

     If you are also covered under Chesterfield Federal Savings and Loan Association of Chicago's employee stock ownership plan and annual additions exceed the maximum permissible amount, the plan administrator will reduce your contributions under the Profit Sharing Plan, so that the total annual additions do not exceed the maximum permissible amount.

Benefits Under the Profit Sharing Plan

     Vesting.  You become 100% vested in you employer contribution account (i)
     -------
after five years of service with Chesterfield Federal Savings and Loan Association of Chicago or a participating affiliate; (ii) upon attainment of your normal retirement age (age 60); (iii) if you are deemed disabled, or (iv) upon your death.

Investment of Contributions and Account Balances

     All amounts credited to your accounts under the Profit Sharing Plan are held in the plan trust which is administered by the trustee appointed by Chesterfield Federal Savings and Loan Association of Chicago's board of directors. Merrill Lynch Trust Company of America has been appointed as the trustee of the Profit Sharing Plan.

     As a participant in the Profit Sharing Plan, you are provided the opportunity to direct the investment of your account among a number of funds, identified below, or you may allow fund management to invest your money for you through the "Goalmanager" Program by designating the level of investment risk you are willing to assume. Alternatively, you can elect to invest through a self-directed brokerage account established for you under the Profit Sharing Plan. Your choices are categorized in the following manner:

EQUITY/STOCK

 .    AIM International Equity Fund
 .    Alliance Quasar Fund CL A
 .    Evergreen Small Cap Equity
 .    Mass Invest Growth Stock Fund CL A
 .    Merrill Lynch Basic Value Fund CL D
 .    Merrill Lynch Global Value Fund CL D
 .    Merrill Lynch S&P 500 Index Fund CL A
 .    Pioneer Growth Shares

BOND/FIXED INCOME

 .    Merrill Lynch Core Bond Fund Portfolio CL D
 .    Merrill Lynch US Government Mortgage Fund CL D
 .    Montgomery Short Duration Government Bond
 .    Pimco Low Duration Fund

CASH EQUIVALENTS/STABLE VALUE

 .    Merrill Lynch Retirement Preservation Trust

GOALMANAGER(SM) MODEL PORTFOLIOS

     For participants who are not sure how to invest their account balances, the Plan offers Merrill Lynch GoalManager(SM) Service. Each GoalManager Model Portfolio is composed of mutual funds and collective trusts from Chesterfield Financial Plan's investment menu. Each model has a different mix, and therefore different risk levels and potential returns. Since each investment option in the models will likely provide different potential returns, the asset mixes of the GoalManager Model Portfolios will change over time. The portfolios are rebalanced on a periodic basis through purchases and sales of the investment options in each. The GoalManager(SM) models available in the Plan are:

 .    GoalManager(SM) Conservative
 .    GoalManager(SM) Moderate
 .    GoalManager(SM) Aggressive

     GoalManager(SM) Conservative - this model invests 35% of its assets in the
     ----------------------------
stable value option, 55% in the bond fund and 10% in stock funds. The primary objective is to seek to maintain the value of your investment. An investor accepts the possibility of lower-than-average potential returns in order to minimize the risk of potential loss. As of March 1, 2001, the GoalManager(SM) Conservative Model was invested as follows: 35% in the Merrill Lynch Retirement PreservationTrust, 55% in the Merrill Lynch U.S. Government Mortgage Fund, 4% in Pioneer Growth Shares, 1% in Alliance Quasar Fund, 1% in AIM International Equity Fund, and 4% in Merrill Lynch S&P 500 Index Fund. This model portfolio is rebalanced annually.

     GoalManager(SM) Moderate - this model invests 10% of its assets in the
     ------------------------
stable value option, 50% in the bond fund, and 40% in stock funds. The primary investment objective is to seek to maintain a balance between income and growth. An investor accepts some risk to help achieve growth of principal while still requiring current income. As of March 1, 2001, the GoalManager(SM) Moderate Model was invested as follows: 10% in the Merrill Lynch Retirement PreservationTrust, 50% in the Merrill Lynch U.S. Government Mortgage Fund, 12% in Pioneer Growth Shares, 10% in Alliance Quasar Fund, 6% in AIM International Equity Fund, and 12% in Merrill Lynch S&P 500 Index Fund. This model portfolio is rebalanced annually.

     GoalManager(SM) Aggressive - this model invests 10% of its assets in the
     --------------------------
stable value option, 10% in the bond fund, and 80% in stock funds. The primary investment objective is to seek above-average potential returns over a number of years. An investor accepts the possibility of higher-than-average price volatility in order to help achieve growth of principal. As of March 1, 2001, the GoalManager(SM) Moderate Model was invested as follows: 10% in the Merrill Lynch Retirement PreservationTrust, 50% in the Merrill Lynch U.S. Government Mortgage Fund, 16% in Pioneer Growth Shares, 20% in Alliance Quasar Fund, 28% in AIM International Equity Fund, and 16% in Merrill Lynch S&P 500 Index Fund.
This model portfolio is rebalanced annually.

SELF-DIRECTED BROKERAGE ACCOUNT

     The Profit Sharing Plan also permits you to self-direct you account balance through an individual brokerage account established under the plan. There is an additional fee charged to open such an account. It may also be possible for you to purchase common stock in the stock offering through a self-directed brokerage account opened under the plan rather than through the Chesterfield Financial Stock Fund. Questions regarding such purchases should be directed to Merrill Lynch's brokerage department. This Prospectus Supplement pertains only to purchases made by allocating a portion of your account balance to the Chesterfield Financial Stock Fund.

     You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above; provided, however, that future contributions will not be invested in the Chesterfield Financial Stock Fund until the conclusion of the stock offering. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. Following the stock offering, if you make an election to direct investment of assets into the Chesterfield Financial Stock Fund, you may change your investment on a daily basis. This may be done by oral transfer instructions delivered by telephone or over the internet at www.benefits.ml.com, in accordance with established procedures. The proceeds of
-------------------
the sale, net of expenses, will be allocated to your account and reinvested in accordance with your election. If you make a special election to invest all or a portion of your account towards the purchase of Chesterfield Financial Corp. common stock in the conversion and common stock offering, you will not be able to change this investment election until the conversion and common stock offering is concluded. Therefore you should carefully consider whether to allocate any portion of your account to the purchase of stock in the offering.

     Performance History

     The following table provides performance data with respect to the investment funds available under the Profit Sharing Plan:

                                                        Average Annual Total Return for
                                                        Period Ending December 31, 2000
--------------------------------------------------------------------------------------------------------------
                                                   Total Return    Total Return    Total Return    Total Return
                Fund                  Inception       Since           1 Year       5 Years (%)       10 Years
                                      Date          Inception          (%)                             (%)
                                                       (%)
--------------------------------------------------------------------------------------------------------------
AIM International Equity Fund         04/07/1992         12.37          -25.69           10.45             N/A
--------------------------------------------------------------------------------------------------------------
Alliance Quasar Fund CL A             02/12/1969         12.02           -0.16           10.85           13.90
--------------------------------------------------------------------------------------------------------------
Evergreen Small Cap Equity            01/03/1995         14.66           18.96           11.99             N/A
--------------------------------------------------------------------------------------------------------------
Mass Invest Growth Stock Fund CL A    01/01/1935         11.53           -7.22           26.82           21.60
--------------------------------------------------------------------------------------------------------------
ML Basic Value Fund CL D              10/21/1994         16.11            3.24           14.10             N/A
--------------------------------------------------------------------------------------------------------------
ML Global Value Fund CL D             11/01/1996         14.63            0.39             N/A             N/A
--------------------------------------------------------------------------------------------------------------
ML S&P 500 Index Fund CL A            04/03/1997         17.53           -9.41             N/A             N/A
--------------------------------------------------------------------------------------------------------------
Pioneer Growth Shares                 05/17/1068         10.09           -9.56           18.81           18.24
--------------------------------------------------------------------------------------------------------------
ML Core Bond Fund Portfolio  CL D     10/21/1994          6.97            9.09            4.74             N/A
--------------------------------------------------------------------------------------------------------------
ML US Govt. Mortgage Fund CL D        09/28/1984          8.53           10.71            6.08            6.79
--------------------------------------------------------------------------------------------------------------
Montgomery Sht Dur Govt.  Bond        03/11/1996          6.00            7.82             N/A             N/A
--------------------------------------------------------------------------------------------------------------
Pimco Low Duration Fund               01/14/1997           N/A            7.21             N/A             N/A
--------------------------------------------------------------------------------------------------------------
ML Ret Preservation Trust             09/22/1989          6.42            6.12            5.99            6.17
--------------------------------------------------------------------------------------------------------------

The following is a description of each of the Profit Sharing Plan's investment funds:

     AIM International Equity Fund.  The AIM International Equity Fund seeks
     -----------------------------
long-term growth through a broadly diversified portfolio of non-U.S. stocks, focusing on medium-sized and large companies with strong earnings momentum in the developed countries of Western Europe and the Pacific Basin. By focusing on top-performing stocks-not top-performing countries- fund managers can seek earnings growth anywhere outside the United States. The fund normally invests at least 70% of its total assets in marketable securities of foreign companies which are listed on a recognized foreign securities exchange or traded in a foreign over-the-counter market. The fund may also invest up to 20% of its total assets in securities exchangeable for, or convertible to, equity securities of foreign companies. International investing presents certain risks not associated with investing solely in the United States. These include, for instance, risks relating to fluctuations in the value of the U.S. dollar relative to the value of other currencies, custody arrangements made for the fund's foreign holdings, political risks, differences in accounting procedures and the lesser degree of public information required to be provided by non-U.S. companies. Market risk will affect the fund's net asset value per share, which will fluctuate with changes in the value of the fund's portfolio securities.
It is possible to lose money by investing in the fund.

     Alliance Quasar Fund.  The investment objective of Alliance Quasar Fund is
     --------------------
growth of capital by pursuing aggressive investment policies. The fund generally invests in a widely diversified portfolio of equity securities spread among many industries that offer the possibility of above-average earnings growth. The fund currently emphasizes investment in small-cap companies. The fund invests in well-known and established companies and in new and unseasoned companies. The fund can invest in the equity securities of any company and industry and in any type of security with potential for capital appreciation. The fund may also invest in non-convertible bonds, preferred stocks, and foreign securities. Among the principal risks of investing in the fund is market risk. Investments in smaller companies tend to be more volatile than investments in large-cap or mid-cap companies. To the extent the fund invests in non-convertible bonds, preferred stocks, and foreign stocks, investments have interest rate risk, credit risk, foreign risk and currency risk. It is possible to lose money by investing in the fund.

     Evergreen Small Cap Value Fund (formerly the Evergreen Small Cap Growth &
     ------------------------------
Income Fund). The Evergreen Small Cap Value Fund seeks current income and capital growth in the value of its shares. The fund invests primarily in common stocks of small U.S. companies (i.e., companies that typically have a market capitalization of less than $1.5 billion at the time of investment). The fund's managers seek to limit the investment risk of small company investing by seeking stocks that produce regular income, are issued by companies with a history of buying back stock, and trade below what the managers consider their intrinsic value. The fund's managers look specifically for various growth triggers, or catalysts, that will bring the stock's price into line with its actual or potential value, such as new products, new management, changes in regulation and/or restructuring potential. It is possible to lose money by investing in the fund.

     MFS Massachusetts Investors Growth Stock Fund.  The MFS Massachusetts
     ---------------------------------------------
Investors Growth Stock Fund seeks long-term growth of capital and future income rather than current income. The fund seeks companies believed to have better-than-average long-term growth potential. Emphasis is placed on high-quality companies with characteristics such as: strong management, a successful track record, a history of consistent long-term earnings growth, and the potential for market leadership. The fund may invest up to 35% of its total assets in foreign and emerging market securities. Investing in foreign and emerging market securities involves special risks. The fund may invest in derivative securities. These risks may increase share price volatility. It is possible to lose money by investing in the fund.

     Merrill Lynch Basic Value Fund.  Merrill Lynch Basic Value Fund seeks
     ------------------------------
capital appreciation and, secondarily, income by investing in securities,
primarily equities, that the fund management believes to be undervalued.   The
fund management places particular emphasis on companies with below average price/earnings ratios that may pay above average dividends. The fund purchases primarily common stocks of U.S. companies in trying to meet its goals. It focuses on companies with market capitalizations of over $5 billion. The value of the fund's investments may fluctuate. These changes may occur because a particular stock or stock market is rising or falling. Also, the fund management may select securities that underperform the stock market or other funds with similar investment objectives and investment strategies. At other times, specific factors may affect the value of a particular investment. It is possible to lose money by investing in the fund.

     Merrill Lynch Global Value Fund.  Merrill Lynch Global Value Fund seeks
     -------------------------------
long-term capital appreciation by investing primarily in foreign and U.S. equity securities that the fund management believes to be undervalued and represent
investment value.   The fund emphasizes equity securities, primarily common
stock. Under normal market conditions, at least 65% of the fund's total assets will be invested in equity securities of issuers from at least three different
countries.   Foreign investing involves special risks-including foreign currency risk and the possibility of substantial volatility due to adverse political, economic or other developments. Foreign securities may also be less liquid and harder to value than U.S. securities. The fund is a non-diversified fund, which means that it may invest more of its assets in securities of a single issuer than if it were a diversified fund. The fund's risk is increased because developments affecting an individual issuer have a greater impact on the fund's performance. It is possible to lose money by investing in the fund.

     Merrill Lynch S&P 500 Index Fund.  The Merrill Lynch S&P 500 Index Fund
     --------------------------------
seeks to provide investment results that, before expenses, replicate the total return of the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). In seeking this objective, the fund management generally will allocate investments among common stocks in approximately the same weightings as the S&P 500 Index. As with any mutual fund, the value of the fund's investments may fluctuate. It is possible to lose money by investing in the fund.

     Pioneer Growth Shares.  Pioneer Growth Shares invests for capital
     ---------------------
appreciation primarily through common stocks of companies believed to have better-than-average earnings growth potential. The fund invests primarily in common stocks and other equity securities of U.S.

companies. The fund considers securities that trade like common stocks, such as convertible debt, warrants, interests in real estate investment trust (REITs) and preferred stocks, to be common stocks. The fund generally invests in fewer than 40 securities and, as a result, its performance may be more volatile than that of funds holding more securities. It is possible to lose money by investing in the fund.

     Merrill Lynch Core Bond Fund Portfolio.  The Merrill Lynch Core Bond Fund
     --------------------------------------
Portfolio seeks to provide high current income by investing primarily in long-term corporate bonds rated A or better by either Moody's Investors Services, Inc., or Standard & Poor's. The fund will invest most of its assets in securities issued by U.S. companies, but may also invest up to 25% of its assets in foreign securities. The fund may also seek to hedge its portfolio against market and currency risk through the use of currency and other financial futures contracts and related options transactions. Such hedging strategies involve special risk. Also, the value of the fund's investments may change in response to interest rate changes or other factors that may affect a particular issuer or obligation. It is possible to lose money by investing in the fund.

     Merrill Lynch U.S. Government Mortgage Fund (formerly Merrill Lynch Federal
     -------------------------------------------
Securities Trust). The Merrill Lynch U.S. Government Mortgage Fund seeks to achieve a high current return for its shareholders by investing in U.S. Government and U.S. Government agency securities, including Government National Mortgage Association mortgage-backed securities and other mortgage-backed government securities. The fund seeks to achieve its investment objective by selecting securities of any maturity issued or guaranteed by the U.S. Government, by various agencies of the U.S. Government and by various instrumentalities that have been established or sponsored by the U.S. Government. As with any mutual fund, the value of the fund's investments may fluctuate and it is possible to lose money by investing in the fund. (An investment in the fund is neither insured nor guaranteed.)

     Montgomery Short Duration Government Bond Fund.  The Montgomery Short
     ----------------------------------------------
Duration Government Bond Fund seeks maximum total capital return consisting of both income and capital appreciation, while striving to preserve both income and capital appreciation (principal) by investing in short-term U.S. Government securities. Under normal conditions, the fund invests at least 65% of its total assets in short-term U.S. Government securities, which may include Treasuries in addition to bonds and notes issued by government agencies such as the Federal Home Loan Bank, Government National Mortgage Association ("Ginnie Mae"), Federal National Mortgage Association ("Fannie Mae") and Student Loan Marketing Association ("Sallie Mae"). The funds may purchase bonds of any maturity, but generally the portfolio's overall effective duration is less than that of a three-year U.S. Treasury note. The fund may also buy and sell certain"derivative" instruments, contracts or options for the purpose of hedging or increasing its return, when advisable and consistent with the fund's objective, subject to certain limitations. Such hedging transactions involve special risks and there is no guarantee that the hedging strategies will be successful. Generally, the value of fixed-income securities can be expected to vary inversely with changes in prevailing interest rates (i.e, as interest rates rise, the market value of such securities tends to decrease and vice versa). An interest in the fund is neither insured nor guaranteed by the U.S. Government.

     PIMCO Low Duration Fund.  PIMCO Low Duration Fund is a core short-term bond
     -----------------------
holding that invests in a diversified portfolio of fixed-income securities, maintaining an average portfolio duration of between one and three years. The fund invests primarily in investment grade debt securities, but may invest up to 10% of its assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality. The fund may invest up to 20% of its assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The fund will normally hedge at least 75% of its exposure to foreign currency to reduce the risk of loss due to fluctuations in currency exchange rates. As with any mutual fund, the value of the fund's investments may fluctuate. It is possible to lose money by investing in the fund.

     Merrill Lynch Retirement Preservation Trust.  Merrill Lynch Retirement
     -------------------------------------------
Preservation Trust is a trust for the collective investment of assets of qualified plans. During the year ended December 31, 1999, 70% of the trust's new investment purchases were synthetic guaranteed investment contracts that were all supported by assets rated AAA by Moody's Investors Service, Inc. and/or AAA by Standard & Poor's Corp. The supporting assets purchased included non-agency residential mortgage-backed securities, commercial mortgage-backed securities, and asset-backed securities such as auto loans and equipment leases.

     Chesterfield Financial Stock Fund. The Chesterfield Financial Stock Fund
     ---------------------------------
will consist primarily of investments in common stock of Chesterfield Financial Corp. The trustee will use all amounts reallocated to the Chesterfield Financial Stock Fund in the special election to acquire shares in the conversion and common stock offering. After the offering, the trustee will, to the extent practicable, use all amounts held by it in the Chesterfield Financial Stock Fund, including cash dividends paid on common stock held in the Chesterfield Financial Stock Fund, to purchase shares of common stock of Chesterfield Financial Corp. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased. Pending investment in common stock, amounts allocated towards the purchase of shares in the offering will be held in the Chesterfield Financial Stock Fund in an interest-bearing account. In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the Profit Sharing Plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages).

     As of the date of this prospectus supplement, none of the shares of common stock of Chesterfield Financial Corp., a Delaware corporation that will be 100% owned by its public shareholders, including Chesterfield Federal Savings and Loan Association of Chicago's tax-qualified plans, are issued or are outstanding. Performance of the Chesterfield Financial Stock Fund will be dependent upon a number of factors, including the financial condition and profitability of Chesterfield Financial Corp., Chesterfield Federal Savings and Loan Association of Chicago, and market conditions for the common stock generally.

     For a discussion of risks that you should consider, see "Risk Factors" beginning on page __ of the prospectus.

Withdrawals and Distributions from the Profit Sharing Plan

     Federal law requires the Profit Sharing Plan to impose substantial restrictions on your right to withdraw amounts held for your benefit under the Profit Sharing Plan prior to your termination of employment with Chesterfield Federal Savings and Loan Association of Chicago. A federal tax penalty equal to 10% of the withdrawal, over and above the normal federal and state income tax, may also be imposed on withdrawals made prior to your attainment of age 59-1/2, regardless of whether the withdrawals occur during your employment with Chesterfield Federal Savings and Loan Association of Chicago or after termination of employment.

     Loans.  You may borrow any amount up to 50% of your vested account balance
     -----
under the Profit Sharing Plan. However, your loan can be no more than $50,000, minus your highest outstanding loan amount during the prior 12 months.
Repayment of the loan must be made at least quarterly, on an after-tax basis, in level payments of principal and interest, and repaid within five years, except for loans obtained for the purchase of a primary residence. Defaulting on a loan may be considered a distribution from the Profit Sharing Plan, resulting in taxable income to you and may ultimately reduce your benefit from the Profit Sharing Plan.

     Distribution.  The normal form of payment with respect to your vested
     ------------
account balance under the Profit Sharing Plan is a lump sum. If your account balance is $5,000 or less, you will receive a lump-sum distribution as soon as feasible following the date you terminate employment. If your account balance is greater than $5,000, you (and your spouse, if applicable) must give written consent before the distribution can be made. An optional form of payment with respect to your vested account balance is installments payable in cash or in kind, or part in cash and part in kind over a period not to exceed your expected future lifetime, or the joint expected future lifetime of you and your spouse.

     You may request that all or part of any taxable distribution you receive from the Profit Sharing Plan, other than an annuity, installments paid over 10 or more years or required distributions after age 70 1/2 be rolled over directly from the Profit Sharing Plan trustee to the trustee or custodian of an eligible retirement plan. For this purpose, an eligible retirement plan includes an individual retirement account or annuity or your new employer's qualified plan, if the plan accepts rollovers. The Profit Sharing Plan administrator will notify you if any amount to be distributed to you is an eligible rollover distribution. Special tax withholding rules apply to any portion of the eligible rollover distribution which is not rolled over directly to an eligible retirement plan.

     Distribution upon death. Your employer contribution account becomes 100%
     -----------------------
vested upon your death. Your beneficiary will be entitled to receive your account balance. If death occurs before retirement benefits begin, your beneficiary may choose to defer payment, or to receive payment based on the following guidelines:

     . Payment may be made in the form of a life annuity for participants who transferred money from a prior plan where this option was available;

     .    Payment may be made in installments payable in cash or in kind, or part in cash and part in kind over a period not to exceed your expected future lifetime or the joint expected future lifetime of you and your spouse;
     . The entire sum must be distributed no later than the last day of the year of the fifth anniversary of your death, if your beneficiary is not your surviving spouse;
     . If your beneficiary is your spouse, payment may be postponed until December 31/st/ of the calendar year in which you would have attained age 65;
     . Payment may be made in installments, as described above, beginning on or before the December 31/st/ following the year in which you die.

     If death occurs after retirement benefits begin but before your entire retirement benefit has been paid, the remaining portion of your retirement benefit will continue in the same form and for the same period as you originally elected; in any case, payment will continue to be made at least as rapidly as such payments were being made prior to your death.

     If the value of your account is $5,000 or less, death benefits will be distributed to your beneficiary without your beneficiary's consent as soon as practicable following your death.

     Nonalienation of benefits.  Except for federal income tax withholding or a
     -------------------------
qualified domestic relations order, your benefits payable under the Profit Sharing Plan cannot be alienated. Examples of alienation include transferring your benefits voluntarily and a creditor placing a lien on your benefits. Any attempt to alienate your benefits, whether voluntary or involuntary, shall be void.

Trustee

     The trustee of the Chesterfield Federal Savings and Loan Association of Chicago Profit Sharing Plan is Merrill Lynch Trust Company of America. The trustee receives, holds and invests the contributions to the Profit Sharing Plan in trust and distributes them to you and your beneficiaries in accordance with the terms of the Profit Sharing Plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Plan Administrator

     The Profit Sharing Plan is administered by the plan administrator. Chesterfield Federal Savings and Loan Association of Chicago is the Profit Sharing Plan administrator. The address of the Profit Sharing Plan administrator is 10801 So. Western Avenue, Chicago, Illinois 60643-3298, and its telephone number is (773) 239-6000. The Profit Sharing Plan administrator is responsible for the administration of the Profit Sharing Plan, interpretation of the provisions of the Profit Sharing Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Profit Sharing Plan, maintenance of Profit Sharing Plan records, books of account and all other data necessary for the proper administration of the Profit Sharing Plan, preparation and filing of all returns and reports relating to the Profit Sharing Plan which are required to be filed and for all disclosures required to be made to participants, beneficiaries and others.

Reports to Profit Sharing Plan Participants

     The plan administrator will furnish you with a quarterly statement showing:

     (1) the current market value of each fund as of the end of the quarter; and

     (2) the amount of contributions and earnings allocated to your account for that period.

Amendment and Termination

     It is the intention of Chesterfield Federal Savings and Loan Association of Chicago to continue the Profit Sharing Plan indefinitely. Nevertheless, Chesterfield Federal Savings and Loan Association of Chicago may terminate the Profit Sharing Plan at any time. If the Profit Sharing Plan is terminated in whole or in part, then regardless of other provisions in the Profit Sharing Plan, you will have a fully vested interest in your accounts. Chesterfield Federal Savings and Loan Association of Chicago reserves the right to make, from time to time, any amendment or amendments to the Profit Sharing Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Chesterfield Federal Savings and Loan Association of Chicago may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Profit Sharing Plan with another Profit Sharing Plan, or the transfer of the trust assets to another plan, the Profit Sharing Plan requires that you would, if either the Profit Sharing Plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the plan had then terminated.

Federal Income Tax Consequences

     The following is a summary of the material federal income tax aspects of the Profit Sharing Plan. However, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences under state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisors with respect to any distribution from the profit sharing plan and transactions involving the profit sharing plan.

     The Profit Sharing Plan is tax-qualified and the related trust is exempt from tax under the Internal Revenue Code. As a result, the Profit Sharing Plan is afforded special tax treatment which include the following:

     (1) Chesterfield Federal Savings and Loan Association of Chicago is allowed an immediate tax deduction for the amount contributed to the Profit Sharing Plan each year;

     (2) you pay no current income tax on amounts contributed by Chesterfield Federal Savings and Loan Association of Chicago on your behalf; and

     (3) earnings of the Profit Sharing Plan are tax-exempt, thereby permitting the tax-free accumulation of income and gains on investments.

     The Profit Sharing Plan will be administered to comply in operation with the requirements of the Internal Revenue Code as of the effective date of any change in the law. Chesterfield Federal Savings and Loan Association of Chicago expects to timely adopt any amendments to the Profit Sharing Plan that may be necessary to maintain the qualified status of the Profit Sharing Plan under the Internal Revenue Code.

     Assuming that the Profit Sharing Plan is administered in accordance with the requirements of the Internal Revenue Code, participation in the Profit Sharing Plan under existing federal income tax laws will have the following effects:

     (1) The contributions to your account and the investment earnings on the account are not includable in your federal taxable income until the contributions or earnings are actually distributed or withdrawn from the Profit Sharing Plan. Special tax treatment may apply to the taxable portion of any distribution that includes common stock or qualifies as a lump-sum distribution, as described below; and

     (2) Income earned on assets held by the trust will not be taxable to the trust.

     Lump-sum distribution.  A distribution from the Profit Sharing Plan to you
     ---------------------
or your beneficiary will qualify as a lump-sum distribution if it:

     (1) is made within one calendar year;

     (2) is on account of your death, disability or separation from service, or after you attain age 59-1/2; and

     (3) consists of your balance under this Profit Sharing Plan and all other profit sharing plans, if any, maintained by Chesterfield Federal Savings and Loan Association of Chicago. The portion of any lump-sum distribution that is required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution less the amount of after-tax contributions, if any, made by you to this or any other profit sharing plan maintained by Chesterfield Federal Savings and Loan Association of Chicago which is included as part of the lump-sum distribution.

     Averaging rules.  The portion of the total taxable amount of a lump-sum
     ---------------
distribution that is attributable to participation after 1973 in the Profit Sharing Plan or in any other profit-sharing plan maintained by Chesterfield Federal Savings and Loan Association of Chicago, referred to as the ordinary income portion, will be taxable generally as ordinary income for federal income tax purposes.

     For years beginning after December 31, 1999, five-year income averaging is repealed. Under a special rule adopted in the 1986 Tax Reform Act, if you turned 50 by 1985, you may elect to have your lump-sum distribution taxed under a ten-year income averaging rule which would allow you to pay a separate tax on the lump-sum distribution that would approximate the tax (under the rates in effect in 1986) that would have been due if the distribution had been received in ten equal annual installments; you also may elect to have that portion of the lump-sum distribution attributable to your pre-1974 participation in the Profit Sharing Plan treated as a long-term capital gain and taxed at a rate of 20%.

     Common stock included in lump-sum distribution.  If a lump-sum distribution
     ----------------------------------------------
includes common stock, the distribution generally will be taxed in the manner described above under lump-sum distributions, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such common stock, i.e., the net unrealized appreciation is the excess of the value of such common stock at the time of the distribution over the cost or other basis to the trust.

          Example: Assume the Profit Sharing Plan purchases 100 shares of common stock in the offering at $10 per share. Ten dollars would be the cost basis of the stock to the Profit Sharing Plan. If the Profit Sharing Plan distributes the common stock to you in a lump-sum distribution when the stock is trading at $18 per share, you will be taxed in the year of distribution on the $10 cost basis of the stock to the Profit Sharing Plan. The additional $8 per share, or the net unrealized appreciation, will not be taxed until you sell the stock.

     The tax basis of such common stock for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation.

          Example: Assuming the same facts as above, your cost basis in the stock is $10, which is the $18 value of the stock at the time of distribution minus the $8 of net unrealized
                                           -----
                      appreciation.

     Any gain on a sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered short-term, mid-term or long-term capital gain depending upon the length of the holding period of the common stock.

          Example: Assume you sell 50 shares of the stock in January, seven months after you receive the distribution, for $20 per share. You will be taxed as follows: You will not be taxed again on the $10 cost basis you recognized as income at the time of distribution. The $8 in net unrealized appreciation will be taxed at long-term capital gains rates. However, the $2 appreciation in the value of the stock that occurred since the distribution will be taxed at short-term capital gains rates since you have only held the stock for seven months following its distribution to you.

     As a recipient of a distribution, you may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the Internal Revenue Service.

     Contribution to another qualified plan or to an individual retirement
     ---------------------------------------------------------------------
account.  You may defer federal income taxation of all or any portion of the
-------
total taxable amount of a lump-sum distribution, including the proceeds from the sale of any common stock included in the lump-sum distribution, to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by you, to another qualified plan or to an individual retirement account. If less than the total taxable amount of a lump-sum distribution is contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, the amount not so contributed must be included in your income for federal income tax purposes and will not be eligible for the special averaging rules or for capital gains treatment.

          Example: You receive a distribution of 500 shares of stock and $3,000 cash from the Profit Sharing Plan on June 30. If you intend to roll your distribution over to another tax-qualified plan or individual retirement account, you must do so no later than August 29, which is 60 days after you received the distribution. If you roll over all the stock but none of the cash, you must include the $3,000 cash in your income for the calendar year in which the distribution is made to you.

     You generally may defer the federal income taxation of any portion of any other distribution made on account of your disability or separation from service, if the amount is distributed within one taxable year, and is contributed, within 60 days after the date of its receipt by you, to an individual retirement account.

     Effective January 1, 1993, you have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified plan or to an individual retirement account. If you do not elect to have an eligible rollover distribution transferred directly to another qualified plan or to an individual retirement account, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An eligible rollover distribution means any amount distributed from the Profit Sharing Plan except:

     (1) a distribution that is (a) one of a series of substantially equal periodic payments made, not less frequently than annually, over your life or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more;

     (2) any amount that is required to be distributed under the minimum distribution rules; and

     (3) any other distributions excepted under applicable federal law.

     If your beneficiary is your surviving spouse, he or she also may defer federal income taxation of all or any portion of a distribution from the Profit Sharing Plan to the extent that such amount, or a portion thereof, is contributed within 60 days after the date of its receipt by your surviving spouse, to an individual retirement account. If all or any portion of the total taxable amount of a lump-sum distribution is contributed by your surviving spouse to an individual retirement account within the applicable 60-day period, any subsequent distribution from the individual retirement account will not be eligible for the special averaging rules or for capital gains treatment. Any amount received by your surviving spouse that is not contributed to another qualified plan or to an individual retirement account within the applicable 60-day period and any amount received by a nonspouse beneficiary will be included in such beneficiary's income for federal tax purposes in the year in which it is received.

     Additional Tax on Early Distributions.  If you receive a distribution from
     -------------------------------------
the 401(k) plan prior to attaining age 59-1/2, it will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is:

     (1) made to a beneficiary, or to your estate, on or after your death;

     (2) attributable to your disability;

     (3) part of a series of substantially equal periodic payments not less frequently than annually made for your life or life expectancy or the joint lives or joint life expectancies of you and your beneficiary;

     (4) made to you after separation from service on account of early retirement under the 401(k) plan after attainment of age 55;

     (5) made to pay medical expenses to the extent deductible for federal income tax purposes;

     (6) made to an alternate payee pursuant to a qualified domestic relations order; or

     (7) made to effect the distribution of excess contributions or excess deferrals.

Additional Employee Retirement Income and Security Act Considerations

     As noted above, the Profit Sharing Plan is subject to certain provisions of the Employee Retirement Income Security Act, including special provisions relating to control over the Profit Sharing Plan's assets by participants and beneficiaries. The Profit Sharing Plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of
Section 404(c) of the Employee Retirement Income Security Act of 1974 relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a"fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as your employer, the plan administrator, or the plan's trustee is liable under the fiduciary responsibility provision of the Employee Retirement Income Security Act for any loss which results from your exercise of control over the assets in your Profit Sharing Plan account.

     Because you will be entitled to invest all or a portion of your account balance in the Profit Sharing Plan in Chesterfield Financial Corp. common stock, the regulations under Section 404(c) of the Employee Retirement Income Security Act require that the Profit Sharing Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by the Employee Retirement Income Security Act. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights. Accordingly, the Pension Plan Committee designates Karen Wirth, of Chesterfield Federal Savings and Loan Association of Chicago, as the person to whom your investment instructions should be returned. Ms. Wirth will transfer your investment instructions directly to Merrill Lynch Trust Company of America, the plan's trustee. In the case of an event that involves a potential for undue employer influence such as a tender offer, you will be instructed to return your instructions directly to Merrill Lynch Trust Company of America.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

     Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Chesterfield Financial Corp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Chesterfield Financial Corp., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Chesterfield Financial Corp.'s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Chesterfield Financial Corp. stock fund of the Profit Sharing Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Chesterfield Financial Corp. must generally be reported to the Securities and Exchange Commission by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Chesterfield Financial Corp. of profits realized by an officer, director or any person beneficially owning more than 10% of Chesterfield Financial Corp.'s common stock resulting from non-exempt purchases and sales of Chesterfield Financial Corp. common stock within any six-month period.

     The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

     Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Profit Sharing Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Chesterfield Financial Corp. stock fund for six months after receiving such a distribution.

Financial Information Regarding Profit Sharing Plan Assets

     Unaudited financial statements representing the net assets available for Profit Sharing Plan benefits at June 30, 2000, the plan year end, are attached to this prospectus supplement.